NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
May 1, 2019

FIRST QUARTER 2019 OPERATING RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 1, 2019 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter ended March 31, 2019. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended
	March 31,
	2019	2018
	(in thousands, except per share data)
Revenues	$163,712	$152,836

Net earnings available to common stockholders	$71,441	$94,698
Net earnings per common share	$0.44	$0.62

FFO available to common stockholders	$110,345	$102,769
FFO per common share	$0.68	$0.67

Core FFO available to common stockholders	$109,014	$103,030
Core FFO per common share	$0.67	$0.67

AFFO available to common stockholders	$110,631	$102,880
AFFO per common share	$0.68	$0.67

First Quarter 2019 Highlights:

•	FFO and AFFO per common share increased 1.5% over prior year results

•	Portfolio occupancy was 98.2% at March 31, 2019 as compared to 98.2% on December 31, 2018 and 99.2% on March 31, 2018

•	Invested $117.0 million in property investments, including the acquisition of 33 properties with an aggregate 434,000 square feet of gross leasable area at an initial cash yield of 7.0%

•	Sold 17 properties for $19.4 million producing $10.4 million of gains on sales

•	Raised $5.3 million net proceeds from the issuance of 101,180 common shares

Jay Whitehurst, Chief Executive Officer, commented: “2019 is off to a steady, consistent start for National Retail Properties, with occupancy remaining above our long-term average and our new acquisitions being driven by our relationship tenants at strong initial cash yields, with future rent growth, and with long-term triple net leases. Coupled with our low leveraged, flexible balance sheet, we remain well positioned to continue our consistent per share growth on a multi-year basis.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2019, the company owned 2,984 properties in 48 states with a gross leasable area of approximately 30.7 million square feet and with a weighted average remaining lease term of 11.4 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 1, 2019, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the Commission for the quarter ended March 31, 2019. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2019	2018
Income Statement Summary

Revenues:
Lease income	$163,026	$—
Rental income from operating leases	—	147,829
Earned income from direct financing leases	—	230
Percentage rent	—	546
Real estate expense reimbursement from tenants	—	4,158
Interest and other income from real estate transactions	686	73
	163,712	152,836

Operating expenses:
General and administrative	9,521	8,697
Real estate	7,093	5,862
Depreciation and amortization	46,180	44,498
Impairment losses – real estate, net of recoveries	3,245	2,248
Retirement severance costs	—	261
	66,039	61,566
Gain on disposition of real estate	10,445	38,596
Earnings from operations	108,118	129,866

Other expenses (revenues):
Interest and other income	(1,924)	(25)
Interest expense	29,957	26,602
Leasing transaction costs	52	—
	28,085	26,577

Net earnings	80,033	103,289
Earnings attributable to noncontrolling interests	(10)	(9)

Net earnings attributable to NNN	80,023	103,280
Series E preferred stock dividends	(4,097)	(4,097)
Series F preferred stock dividends	(4,485)	(4,485)
Net earnings available to common stockholders	$71,441	$94,698

Weighted average common shares outstanding:
Basic	161,105	153,041
Diluted	161,614	153,393

Net earnings per share available to common stockholders:
Basic	$0.44	$0.62
Diluted	$0.44	$0.62

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2019	2018
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$71,441	$94,698
Real estate depreciation and amortization	46,104	44,419
Gain on disposition of real estate	(10,445)	(38,596)
Impairment losses – depreciable real estate, net of recoveries	3,245	2,248
Total FFO adjustments	38,904	8,071
FFO available to common stockholders	$110,345	$102,769

FFO per common share:
Basic	$0.68	$0.67
Diluted	$0.68	$0.67

Core Funds From Operations Reconciliation:
Net earnings available to common stockholders	$71,441	$94,698
Total FFO adjustments	38,904	8,071
FFO available to common stockholders	110,345	102,769

Retirement severance costs	—	261
Gain on sale of equity investments	(1,331)	—
Total Core FFO adjustments	(1,331)	261
Core FFO available to common stockholders	$109,014	$103,030

Core FFO per common share:
Basic	$0.68	$0.67
Diluted	$0.67	$0.67

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2019	2018
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$71,441	$94,698
Total FFO adjustments	38,904	8,071
Total Core FFO adjustments	(1,331)	261
Core FFO available to common stockholders	109,014	103,030

Straight-line accrued rent	(747)	(998)
Net capital lease rent adjustment	172	228
Below-market rent amortization	(228)	(697)
Stock based compensation expense	2,546	2,145
Capitalized interest expense	(126)	(828)
Total AFFO adjustments	1,617	(150)
AFFO available to common stockholders	$110,631	$102,880

AFFO per common share:
Basic	$0.69	$0.67
Diluted	$0.68	$0.67

Other Information:
Rental income from operating leases(1)	$158,398	$147,829
Earned income from direct financing leases(1)	$213	$230
Percentage rent(1)	$422	$546

Real estate expense reimbursement from tenants(1)	$3,993	$4,158
Real estate expenses	(7,092)	(5,863)
Real estate expenses, net of tenant reimbursements	$(3,099)	$(1,705)

Amortization of debt costs	$920	$888
Scheduled debt principal amortization (excluding maturities)	$141	$134
Non-real estate depreciation expense	$79	$81

(1)
The condensed consolidated financial statement for the quarter ended March 31, 2019 is presented under the new accounting standard, ASU 2016-02, "Leases (Topic 842)," while comparative periods presented are not adjusted and continue to be reported in accordance with NNN's historical accounting policy.  For the quarter ended March 31, 2019, the aggregate of such amounts is $163,026 and classified as lease income on the income statement summary. For the quarter ended March 31, 2018, the aggregate of such amounts is $152,763.

2019 Earnings Guidance (Unchanged from February 2019):
Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

2019 Guidance
Net earnings per common share excluding any gains on disposition of real estate and impairment charges	$1.60 - $1.65 per share
Real estate depreciation and amortization per share	$1.11 per share
Core FFO per share	$2.71 - $2.76 per share
AFFO per share	$2.76 - $2.81 per share
G&A expenses	$36.5 - $37.5 Million
Real estate expenses, net of tenant reimbursements	$9.0 - $10.0 Million
Acquisition volume	$550 - $650 Million
Disposition volume	$80 - $120 Million

National Retail Properties, Inc. (in thousands) (unaudited)

	March 31, 2019	December 31, 2018
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$6,900,747	$6,844,018
Accounted for using the direct financing method	7,219	8,069
Real estate held for sale	21,397	23,345
Cash and cash equivalents	80,521	114,267
Receivables, net of allowance	2,910	3,797
Accrued rental income, net of allowance	28,120	25,387
Debt costs, net of accumulated amortization	3,757	4,081
Other assets	92,317	80,474
Total assets	$7,136,988	$7,103,438

Liabilities:
Line of credit payable	$—	$—
Mortgages payable, including unamortized premium and net of unamortized debt cost	12,536	12,694
Notes payable, net of unamortized discount and unamortized debt costs	2,839,678	2,838,701
Accrued interest payable	47,456	19,519
Other liabilities	84,431	77,919
Total liabilities	2,984,101	2,948,833

Stockholders' equity of NNN	4,152,522	4,154,250
Noncontrolling interests	365	355
Total equity	4,152,887	4,154,605

Total liabilities and equity	$7,136,988	$7,103,438

Common shares outstanding	161,978	161,504

Gross leasable area, Property Portfolio (square feet)	30,698	30,487

National Retail Properties, Inc. Debt Summary As of March 31, 2019 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 87.5 bps	—%	January 2022

Unsecured notes payable:
2022	325,000	323,031	3.800%	3.985%	October 2022
2023	350,000	348,846	3.300%	3.388%	April 2023
2024	350,000	349,601	3.900%	3.924%	June 2024
2025	400,000	399,323	4.000%	4.029%	November 2025
2026	350,000	346,905	3.600%	3.733%	December 2026
2027	400,000	398,586	3.500%	3.548%	October 2027
2028	400,000	397,269	4.300%	4.388%	October 2028
2048	300,000	295,793	4.800%	4.890%	October 2048
Total	2,875,000	2,859,354

Total unsecured debt(1)	$2,875,000	$2,859,354

Debt costs		(26,932)
Accumulated amortization		7,256
Debt costs, net of accumulated amortization		(19,676)
Notes payable, net of unamortized discount and unamortized debt costs		$2,839,678
(1) Unsecured notes payable have a weighted average interest rate of 4.0% and a weighted average maturity of 9.1 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$12,606	5.23%	July 2023

Debt costs	(147)
Accumulated amortization	77
Debt costs, net of accumulated amortization	(70)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$12,536
(1) Includes unamortized premium

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of March 31,
	Line of Trade	2019(1)	2018(2)
1.	Convenience stores	17.8%	17.9%
2.	Restaurants – full service	11.3%	12.0%
3.	Restaurants – limited service	9.0%	8.0%
4.	Automotive service	8.9%	7.6%
5.	Family entertainment centers	7.1%	6.4%
6.	Health and fitness	5.5%	5.6%
7.	Theaters	4.9%	4.8%
8.	Recreational vehicle dealers, parts and accessories	3.5%	3.1%
9.	Automotive parts	3.4%	3.6%
10.	Home improvement	2.4%	1.7%
11.	Wholesale clubs	2.3%	2.4%
12.	Medical service providers	2.2%	2.3%
13.	Equipment rental	1.9%	2.0%
14.	Drug stores	1.7%	2.0%
15.	Travel plazas	1.7%	1.8%
16.	Furniture	1.6%	1.9%
17.	General merchandise	1.6%	1.8%
18.	Consumer electronics	1.6%	1.7%
19.	Bank	1.6%	2.4%
20.	Home furnishings	1.5%	1.6%
	Other	8.5%	9.4%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.4%	6.	Georgia	4.5%
2.	Florida	8.9%	7.	Tennessee	3.9%
3.	Ohio	5.7%	8.	Indiana	3.9%
4.	Illinois	5.2%	9.	Virginia	3.7%
5.	North Carolina	4.6%	10.	Alabama	3.1%
	(1) Based on the annualized base rent for all leases in place as of March 31, 2019.
	(2) Based on the annualized base rent for all leases in place as of March 31, 2018.

National Retail Properties, Inc.
Property Portfolio

Top Tenants ( ≥ 2.0%)

	Properties	% of Total(1)
7-Eleven	140	5.3%
Camping World	47	4.4%
Mister Car Wash	106	4.4%
LA Fitness	30	3.9%
Flynn Restaurant Group (Taco Bell/Arby's)	202	3.6%
GPM Investments (Convenience Stores)	151	3.5%
AMC Theatre	20	3.2%
Couche Tard (Pantry)	85	3.0%
Sunoco	61	2.4%
BJ's Wholesale Club	9	2.3%
Chuck E. Cheese's	53	2.2%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2019	1.0%	30	334,000	2025	5.1%	140	1,561,000
2020	2.4%	100	1,090,000	2026	4.9%	179	1,697,000
2021	3.8%	119	1,299,000	2027	7.6%	193	2,600,000
2022	5.8%	124	1,643,000	2028	4.9%	158	1,173,000
2023	3.0%	116	1,453,000	2029	3.4%	76	1,239,000
2024	3.2%	81	1,342,000	Thereafter	54.9%	1,612	14,187,000

(1)	Based on the annual base rent of $633,239,000, which is the annualized base rent for all leases in place as of March 31, 2019.

(2)	As of March 31, 2019, the weighted average remaining lease term is 11.4 years.

(3)	Square feet.